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EXHIBIT 7(B)

                  [SUTHERLAND, ASBILL & BRENNAN LETTERHEAD]




                                 April 28, 1998





Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, Illinois  60685


Directors:



                 We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment No. 3 to the Registration Statement on Form S-6 filed by Valley Forge Life Insurance Company and Valley Forge Life Insurance Company Variable Life Separate Account (Reg. File No. 333-01949) with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        Very Truly Yours,


                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.


                                            /s/  Stephen E. Roth
                                        By: _________________________
                                             Stephen  E. Roth